                       SCHEDULE 14A INFORMATION SECURITIES

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Soliciting Material Pursuant to
[_]  CONFIDENTIAL, FOR USE OF THE             (S)240.14a-11(c) or (S)240.14a-12
     COMMISSION ONLY (AS PERMITTED
     BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

Notes:

                             [GRAPHIC REMOVED HERE]

                 Cybernet Internet Services International, Inc.
                            Stefan-George-Ring 19-23
                              81929 Munich, Germany



To the Stockholders of Cybernet
Internet Services International, Inc.

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Cybernet Internet Services International, Inc., a Delaware Corporation ("Cybernet" or "Company"), to be held at the Kuenstlerhaus Muenchen, Lenbachplatz 8, Munich, Germany, on Tuesday, October 9, 2001, at 11:00 a.m., local time. A Notice of Annual Meeting, a Proxy Statement, and a Proxy containing information about the matters to be acted upon at the annual meeting are enclosed.

At the Annual Meeting, you will be asked to (i) elect a Class B Director of Cybernet to serve until the 2003 Annual Meeting of Stockholders and elect 2 Class C Directors of Cybernet to serve until the 2004 Annual Meeting of Stockholders; (ii) approve the Cybernet 1998 Stock Incentive Plan; and (iii) ratify the appointment of Ernst & Young Deutsche Allgemeine Treuhand AG as corporate auditors for the 2000 and 2001 fiscal years.

The Board of Directors of Cybernet has fixed August 7, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. The formal notice of the meeting follows on the next page. Certain of the Company's directors and officers are scheduled to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

It is very important that your views be represented, whether or not you are able to attend the annual meeting. Accordingly, please complete, sign and date your proxy card and return it to us in the enclosed envelope as soon as possible. Returning your completed proxy card will not limit your right to vote in person if you attend the annual meeting.

                                             Sincerely,

                                             /s/ Andreas Eder

                                             Andreas Eder
                                             President, Chief Executive Officer
                                             and Chairman of the Board

Munich, Germany
August 17, 2001

                             [GRAPHIC REMOVED HERE]



                    Notice of Annual Meeting of Stockholders

                           to be held October 9, 2001

                                -----------------

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Cybernet Internet Services International, Inc., a Delaware corporation ("Cybernet" or "Company"), will be held at the Kuenstlerhaus Muenchen, Lenbachplatz 8, Munich, Germany, on Tuesday, October 9, 2001, at 11:00 a.m., local time, for the following purposes:

         (1) To elect a Class B Director to serve for a three-year term expiring at the 2003 Annual Meeting of Stockholders and to elect 2 Class C Directors to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders.

         (2)   To approve the Cybernet 1998 Stock Incentive Plan.

         (3) To ratify the appointment of Ernst & Young Deutsche Allgemeine Treuhand AG as corporate auditors for the 2000 and 2001 fiscal years.

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on August 7, 2001 as the record date for the determination of the holders of shares of Common Stock and Series B Preferred Stock entitled to notice of and to vote at the 2001 Annual Meeting of Stockholders.

                                        By Order of the
                                        Board of Directors

                                        /s/ Andreas Eder


                                        Andreas Eder
                                        President, Chief Executive Officer and
                                        Chairman of the Board

         Munich, Germany
         August 17, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                            Stefan-George-Ring 19-23
                              81929 Munich, Germany

                                ----------------

             PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

                                ----------------


                         VOTING AND GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of Cybernet Internet Services International, Inc., a Delaware corporation ("we" or "Company"), in connection with the 2001 Annual Meeting of Stockholders to be held at the Kuenstlerhaus Muenchen, Lenbachplatz 8, Munich, Germany, on October 9, 2001, at 11:00 a.m., local time, or any adjournment thereof (the "Annual Meeting"). The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card were first sent or given to stockholders of the Company on or about August 17, 2001.

     Holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock") and Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock") as of the close of business on August 7, 2001 will be entitled to vote at the Annual Meeting, and each holder of record of Common Stock or Series B Preferred Stock on such date will be entitled to one vote for each share of Common Stock or Series B Preferred Stock held. As of August 7, 2001, there were approximately 26,495,448 shares of Common Stock and no shares of Series B Preferred Stock outstanding.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the beneficial owner is present or represented by proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Andreas Eder, President, Chief Executive Officer and Chairman of the Board, at the address shown above, or by executing and delivering prior to the Annual Meeting a proxy bearing a later date. Any stockholder who attends the Annual Meeting may revoke a previously submitted proxy by voting his or her shares of Common Stock in person.

     All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of a Class B Director to serve until the 2003 Annual Meeting of stockholders and the election of a Class C Director to serve until the 2004 Annual Meeting of Stockholders (the "Election Proposals"), stockholders of the Company voting by proxy may vote in favor of the nominee or may withhold their vote for the nominee.

     The by-laws of the Company (the "By-Laws") provide that 40% of the outstanding shares of each class of Common Stock and Series B Preferred Stock entitled to vote on a given matter must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

     The nominees for election as Class B Director and Class C Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or by proxy and actually voting at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Class B Director nominee and Class C Director nominees. A broker non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Except for dollar amounts taken from the Company's financial statements contained in the Form 10-K for fiscal years ended 2000 and 1999, all dollar amounts have been converted from Deutsche Marks to U.S. Dollars at the exchange rate indicated where applicable.

                                   PROPOSAL 1

                          ELECTION OF CLASS B DIRECTOR
                              AND CLASS C DIRECTORS

     The Company currently has 5 directors. In accordance with the terms of the Company's Certificate of Incorporation and Bylaws, the terms of office of the Board of Directors are divided into three classes: Class A, whose term will expire at the annual meeting of stockholders to be held in 2002; Class B, whose term will expire at the annual meeting of stockholders held in 2003; and Class C, whose term will expire at the Annual Meeting. The Class A directors are Dr. Hubert Besner and Robert Fratarcangelo. The Class B director is G. W. Norman Wareham. The Class C directors are Andreas Eder and Tristan Libischer. At each annual meeting of stockholders, the successors to directors whose terms expire at that annual meeting will be elected to serve from the time of the annual meeting until the third annual meeting following their election and until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

     There is currently a Class B vacancy on the Board of Directors. The remaining directors intend to fill that vacancy when an appropriate candidate is selected. The Class B director so elected will hold office for the remainder of the full term of Class B directors and until such director's successor shall have been duly elected and qualified. However, no nominee to fill the Class B vacancy has been selected to date and the Board of Directors does not intend to present such a nominee at the Annual Meeting. The Proxy relating to the election of a Class B Director cannot be voted for more than the one nominee for Class B Director named below.

     The Board of Directors nominated G. W. Norman Wareham for re-election as Class B Director at the 2000 annual meeting of stockholders, which was originally scheduled to be held on September 13, 2000. However, the 2000 annual meeting of stockholders and subsequent attempts to hold such meetings were adjourned due to an absence of a stockholders quorum at the meetings. On February 22, 2001, the Board of Directors amended the By-Laws in order to reduce the percentage of outstanding shares of Common Stock and Series B Preferred Stock constituting a quorum for the transaction of business at a meeting of stockholders from 51% to 40%. Mr. Wareham currently is a member of the Board of Directors and has consented to continue to serve as Director if elected. Accordingly, the Board of Directors has nominated Mr. Wareham for re-election as Class B Director at the Annual Meeting. If elected at the Annual Meeting, Mr. Wareham will serve until the 2003 annual meeting of stockholders and until the election and qualification of his successor or until his earlier death, resignation or removal.

     The Board of Directors has nominated Andreas Eder and Dr. Paolo di Fraia for re-election as Class C Directors at the Annual Meeting. Messrs. Eder and di Fraia currently are members of the Board of Directors and have consented to serve as Directors if elected. If elected at the Annual Meeting, Messrs. Eder and di Fraia will serve until the 2004 annual meeting of stockholders and until the election and qualification of their successors or until their earlier death, resignation or removal.

Voting Information with Regard to the Election Proposal

     It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the nominees named above, unless a stockholder directs otherwise. In the event that a vacancy arises prior to the Annual Meeting, the proxy may be voted for a substitute nominee designated by the Board of Directors.

     The affirmative vote of a plurality of the votes cast by the holders of the Common Stock present in person or by proxy and actually voting at the Annual Meeting will be required to elect the nominees as Directors of the Company for three year terms. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Director nominees.

Director and Director Nominee Information

     Set forth below is information concerning the nominees to be elected at the Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the Annual Meeting. Set forth below with respect to each Director or Director nominee is his name, age, principal occupation and business experience for the past five years and length of service as a Director.

Nominee for Class B Director to be Elected at the Annual Meeting

G.W. Norman Wareham .................     Age: 47

     Mr. Wareham has been one of our Directors since May 1997. Mr. Wareham is a director of Widepoint Corporation (formerly, ZMAX Corporation) and has served in this capacity since September, 1996. He has been the President of Wareham Management Ltd. since May 1996. Mr. Wareham is currently a director and officer of Quantum Power Corporation, ASP Ventures Corp., Bullet Environmental Technologies, Inc., Solar Energy Limited, ImuMed International, Inc., and San Antonios Resources, Inc. and has served in these capacities since December 1998, April 1999, March 1999, May 1997, November 1998 and February 1998, respectively. Mr. Wareham has also been a director of two Canadian public companies, Anthian Resources Corporation and Orko Gold Corporation, both of which he has resigned from during 2000. From June 1995 to January 1996, Mr. Wareham was an accountant with the certified general accounting firm of Wanzel, Sigmund, & Overes. From April 1993 to February 1995, Mr. Wareham served as President and Chief Executive Officer of Transatlantic Financial Corp., a private investment banking company. From August 1986 to March 1993, Mr. Wareham was the proprietor of Wareham & Company, providing accounting and management consulting services.

Nominees for Class C Directors to be Elected at the Annual Meeting

Andreas Eder ........................     Age: 41

     Mr. Eder, a co-founder of Cybernet AG, has been Head of the Management Board of

Cybernet AG since its formation in December 1995 and has been our Chairman of the Board of Directors, President and Chief Executive Officer since we acquired Cybernet AG in 1997. Before founding Cybernet AG, Mr. Eder held management positions with The Boston Consulting Group from April 1991 to October 1995 and Siemens-Nixdorf from April 1986 to March 1991. Mr. Eder holds a Masters degree in Business Administration from the University of Munich.

Dr. Paolo di Fraia ..................     Age: 40

     Dr. di Fraia has been our Chief Financial Officer since June 2000 and the Vice President International and Managing Director of Cybernet Italia since June 2000. From March 1998 to March 2000, Dr. di Fraia was Managing Director (Europe) of Destia Communications, Inc. From September 1994 to February 1998, he was Finance Director (Europe ) of Viatel, Inc. From April 1989 to August 1994, he was the Financial Controller (Europe) of Philip Crosby Associates and from January 1985 to March 1989 he practiced public accounting in Turin, Italy with the firm of Ernst & Whinney. Dr. di Fraia holds a doctorate in finance, economics and trade from the University of Salerno.

Directors Continuing in Office

Class A Directors - Term Expiring 2002

Hubert Besner .......................     Age: 38

     Dr. Besner has been one of our Directors since 1997 and has been a member of the Supervisory Board of Cybernet AG since February 1996. From January 2001 to the present, he has been a partner in the law firm of Brobeck Hale and Dorr in Munich. From April 1994 to December 2000, he was a partner in the law firm of Besner Kreifels Weber in Munich, Germany. He is currently a director of Marine Shuttle Operations, Inc., a member of the Supervisory Board of Schueller Industrieentsorgung AG, Typhoon Networks AG and IPO Beteiligungen. Dr. Besner received his First State Exam in law from Ludwig-Maximilians-Universitat in 1986, and his doctorate magna cum laude form Ludwig-Maximilians-Universitat in 1988.

Robert Fratarcangelo ................     Age: 62

     Mr. Fratarcangelo has been our Secretary since May 1999, and has been one of our Directors since September 1997. Since September 1996, he has been the President and Chief Executive Office of Criminal Investigative Technology, Inc. From 1993 to 1996, Mr. Fratarcangelo was a District Manager at EMC/2/, Inc. From 1998 to 1993, Mr. Fratarcangelo was Vice President, Federal Sales at Teradata and Digital Communications Associates. Previously, Mr. Fratarcangelo held various positions at IBM. Mr. Fratarcangelo has a Bachelors Degree in Political Science from the State University of New York.

                The Board of Directors recommends that you vote
     "FOR" the election of the nominee for Class B Director named above and "FOR" the election of the nominees for Class C Directors named above.

Beneficial Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of August 6, 2001 regarding the amount of Common Stock and Series B Preferred Stock beneficially owned by

     (i) all persons known to us who beneficially own more than 5% of the outstanding Common Stock or Series B Preferred Stock, as the case may be;
     (ii) each of our directors with respect to the equity securities held by such directors;
     (iii) each of our executive officers named in the Summary Compensation Table with respect to the equity securities held by such executive officer; and
      (iv) all of our current executive officers and directors as a group with respect to the equity securities held by such executive officers and directors.

     Stock ownership information has been furnished to us by such beneficial owners or is based upon filings made by such owners with the Securities and Exchange Commission (the "Commission"). As of August 6, 2001, there were 26,495,448 shares of Common Stock and no shares of Series B Preferred Stock issued and outstanding.



                                                                                  Approximate
                                                 Shares Beneficiary Owned     Percentage of Class
                             Name                      Common Stock              Common Stock

                      Executive Officers
                        And Directors
                        -------------


               Andreas Eder................            1,755,876 (1)                  6.58%
               Stefan-George-Ring 19
               81929 Munich, Germany

               Tristan Libischer...........              266,658 (2)                  1.00%
               Mariannengasse 14
               1090 Vienna, Austria

               Bernd Buchholz..............              253,008 (3)                    *
               Am Muehlenbach 19
               40670 Meerbusch, Germany

               Dr. Paolo di Fraia..........              172,768 (4)                    *
               Stefan-George-Ring 19
               81929 Munich, Germany

               Thomas Stoek................               24,997 (5)                     *
               Stefan-George-Ring 19
               81929 Munich, Germany

               Hubert Besner...............               13,761 (6)                     *
               Maximilianstrasse 31
               80539 Munich, Germany

               G.W. Norman Wareham.........               12,500 (7)                     *
               1177 West Hastings Street
               Suite 1818
               Vancouver, B.C., Canada V6E 2K3

               Robert Fratarcangelo........               12,500 (8)                     *
               10842 Oak Crest
               Fairfax, Virginia 22030

                                                                                  Approximate
                                                 Shares Beneficiary Owned     Percentage of Class
                             Name                      Common Stock              Common Stock

                      Executive Officers
                        And Directors
                        -------------




               All executive officers and
               Directors as a group.........            2,512,068                     9.39%
               (8 persons)


                    Principal Stockholders,
                     Other than Executive
                    Officers and Directors
                    ----------------------


               Holger Timm.................             7,758,996 (9)                29.28%
               Trabner Strasse 12
               14193 Berlin, Germany

               Cybermind Interactive Europe, AG         6,477,396                    24.44%
               Am Borsigturm 48
               13507 Berlin, Germany



------------------
*Indicates less than 1% beneficial ownership

(1) Includes 275,250 shares of Common Stock held by Mr. Eder's spouse. She has sole investment and sole voting power over all shares of Common Stock held by her, and Mr. Eder disclaims beneficial ownership of any of the shares held by her. Includes options to purchase 195,543 shares of Common Stock under the Company's Incentive Plan which will become exercisable on October 6, 2001. Does not include options to purchase 284,457 shares of Common Stock under the Company's Incentive Plan, which become exercisable on certain dates after October 6, 2001.

(2) Includes options to purchase 116,658 shares of Common Stock under the Company's Incentive Plan which will become exercisable on or before October 6, 2001. Does not include options to purchase 83,342 shares of Common Stock under the Company's Incentive Plan which become exercisable on certain dates after October 6, 2001.

(3) Includes 8,053 shares of Common Stock held by Mr. Buchholz's spouse. She has sole investment and sole voting power over all shares held by her, and Mr. Buchholz disclaims beneficial ownership of any of the shares held by her. Includes options to purchase 195,543 shares of Common Stock under the company's Incentive Plan which became exercisable on or before October 6, 2001. Does not include options to purchase 284,457 shares of Common Stock under the Company's Incentive Plan, which become exercisable on certain dates after October 6, 2001.

(4) Includes options to purchase 167,768 shares of Common Stock under the Company's Incentive Plan which became exercisable on or before October 6, 2001. Does not include options to purchase 378,232 shares of Common Stock under the Company's Incentive Plan, which become exercisable on certain dates after October 6, 2001.

(5) Includes options to purchase 24,997 shares of Common Stock Incentive Plan which became exercisable on or before October 6, 2001. Does not include options to purchase 75,000 shares of Common Stock under the Company's Incentive Plan, which become exercisable on certain dates after October 6, 2001.

(6) Includes 1,261 shares of Common Stock held by Dr. Besner's spouse who has sole voting and investment power with respect to such shares. Dr. Besner disclaims beneficial of any of the shares held by her. Includes options to purchase 12,500 shares of Common Stock under the Company's Incentive Plan which became exercisable on or before October 6, 2001.

(7) Includes options to purchase 12,500 shares of Common Stock under the Company's Incentive Plan which became exercisable on or before October 6, 2001.

(8) Includes options to purchase 12,500 shares of Common Stock under the Company's Incentive Plan which became exercisable on or before October 6, 2001.

(9) Mr. Timm can be deemed to control Cybermind as a result of his position as Chief Executive Officer and Head of the Managing Board and principal shareholder. Includes 6,477,396 shares of Common Stock held by Cybermind.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our Directors, executive officers and persons who beneficially own more than 10% of the Common Stock or the Series B Preferred Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock or Series B Preferred Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock or Series B Preferred Stock are required by Commission rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our Directors and executive officers have been complied with since we registered under the Exchange Act on March 31, 1999.

Board of Directors' Meetings and Attendance

     During fiscal year 2000, the Board of Directors of the Company held a total of 8 meetings. All members of the Board of Directors have attended at least 75% of the meetings.

Committees of the Board of Directors

     The Board of Directors has three committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Committees were created contemporaneously with the Company's reincorporation in Delaware.

     The Executive Committee consists of Andreas Eder and Hubert Besner. The Executive Committee did not meet during the last fiscal year. The Executive Committee has authority to act on the same matters as the Board of Directors when the Board of Directors is not available.

     The Audit Committee consists of Robert Fratarcangelo and G.W. Norman Wareham. The Audit Committee met two times during the last fiscal year. The Audit Committee reviews the Company's accounting processes, financial controls and reporting systems, as well as the selection of the Company's independent auditors and the scope of the audits to be conducted.

     The Compensation Committee consists of Robert Fratarcangelo, Hubert Besner and G.W. Norman Wareham. The Compensation Committee met two times during the last fiscal year. The Compensation Committee reviews executive compensation and organization structure. The Compensation Committee also administers the Company's Incentive Plan and the Company's 1998 Outside Director's Stock Option Plan. Except for Mr. Fratarcangelo who was elected Secretary of the Company in May 1999, none of the members of the Compensation Committee is currently, or has been at any time since the formation of the Company or its predecessor, an officer or employee of the Company or its predecessor.

Cash Compensation of Outside Directors

     Directors, who are not also employees of the Company ("Outside Directors"), receive $15,000 annually (the "Annual Director Fee") and are reimbursed for out-of-pocket expenses incurred in connection with their service on the Board of Directors. Each Outside Director can elect to receive his Annual Director Fee in cash, stock options or a combination thereof. If an Outside Director elects to receive options, they will be granted pursuant to the Company's Directors' Stock Option Plan, which is described below.

1998 Outside Directors' Stock Option Plan

     The Company maintains the 1998 Outside Directors' Stock Option Plan ("Directors' Plan") for the purpose of granting options to Outside Directors electing to receive them. The Board of Directors has reserved 150,000 shares of Common Stock for issuance pursuant to awards that may be made under the Directors' Plan, subject to adjustment as provided therein. The number of shares of Common Stock associated with any forfeited option are added back to the number of shares that can be issued under the Directors' Plan. As of the date of this Proxy Statement, 15,000 options have been granted under the Directors' Plan.

     Only Outside Directors are eligible to participate in the Directors' Plan. In lieu of receiving annual Director's fees in cash, each Director who is not an employee may elect to receive all or a portion of his fees in stock options. Each Outside Director must make an election on or before January 1 of the year in which the election is to be made or by such other date as determined by the committee administering the Directors' Plan. The value of the stock options will be determined pursuant to the Black-Sholes method, and the options will be fully vested at the date of grant. Each option granted pursuant to the Directors' Plan will be evidenced by an agreement and will be subject to additional terms as set forth in the agreement. The Directors' Plan was effective on November 16, 1998 and will continue to be effective until the earlier of ten (10) years after the effective date of the Directors' Plan or until terminated by the Board of Directors.

Executive Officers

     Executive officers are elected by the Board of Directors following each annual meeting of stockholders to serve for a term set by the Board of Directors and until their successors are duly elected and qualified. Our current executive officers are listed below, together with their age, positions with the Company and business experience for the past five years.

Andreas Eder .....................          Age: 41

     See "Director and Director Nominee Information - Directors Continuing in Office" under Proposal 1 above.

Bernd Buchholz....................          Age: 49

     Mr. Buchholz joined the Company as Executive Vice President Sales and Marketing in November 1999. From July 1998 to October 1999, Mr. Buchholz was Chief Executive Officer and a major stockholder of Novento Telecom AG. From June 1997 to June 1998, Mr. Buchholz was Managing Director Germany for Espirit Telecom GmbH (GTS Global Telesystems Group). From October 1996 to May 1997, Mr. Buchholz was Vice President Europe for Novadigm Inc. From April 1995 to September 1996, Mr. Buchholz was Chief Executive Officer and owner of Beki GmbH. From June 1993 to March 1995, Mr. Buchholz was Managing Director for Symantec Europe and from February 1989 to May 1993 Mr. Buchholz was Vice President Europe and Managing Director for Novell Europe.

Paolo di Fraia ...................          Age: 40

     See "Director and Director Nominee Information - Directors Continuing in Office" under Proposal 1 above.

Robert Fratarcangelo ..............         Age: 61

     See "Director and Director Nominee Information - Directors Continuing in Office" under Proposal 1 above.

Tristan Libischer .................         Age: 32

     Mr. Libischer has been one of our Directors since February 1999. He is a co-founder of Vianet Telekommunikations AG ("Vianet") and has been a Managing Director of Vianet since September 1994. From February 1992 to August 1994, Mr. Libischer held various positions with BARK Computerhandelgesellschaft mbH & Co. KG ("BARK Computer"). From November 1990 to January 1992, Mr. Libischer was a senior consultant and sales engineer with 3C Group Computerhandelsgesellschaft mbH ("3C Group").

Thomas Stoek ......................         Age: 37

         Mr. Stoek joined Cybernet in January 2001 as Vice President Internet Data Center and a member of the Management Board of Cybernet AG. From 1997 to December 2000, Mr. Stoek was Managing Director of Guardian IT. In this role he was responsible for the development of a Joint Venture with Debis Systemhaus. Prior to that, Mr. Stoek was employed as Sales Manager for Seagate Software responsible for the central European Market.

Ferdinand Leitner .................         Age: 55

         Mr. Leitner has been employed by the Vianet Telekommunikations AG as Chairman of the Board of Directors Austria since July 2001. From April 1998 to June 2000, he was Director of Sales and from July 2000 to June 2001 was Vice President Websolutions at Eunet/KPNQuest, Vienna. From October 1996 to March 1998, Mr. Leitner was Manager of the business area "Solutions and Consulting" with Externa Systemhaus Ges.m.b.H., Vienna and Salzburg.

Georg Chytil ......................         Age: 34

     Mr. Chytil has been employed by Vianet Telekommunikations AG as Technical Director Austria since July 2001. At KPNQuest Austia GmbH, Vienna, he was Director of Engineering & Technical Operations from April 2000 to June 2001. From March 1996 to March 2000, Mr. Chytil was Manager Technical Operations at EunetEDVDienstleistungsGmbH, Vienna.

Family Relationships Between Certain Directors and Executive Officers

     No family relationship exists between any director or executive officer and any other director or executive officer.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

Executive Compensation

     Our compensation program for executive management includes base salaries, annual performance-based incentive bonus plans, and stock option plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendations of the Compensation Committee. See "Compensation Committee Report on Executive Compensation" below.

     The following table sets forth the annual long-term and other compensation for our Chief Executive Officer and our other most highly compensated executive officers during the last fiscal year ("Named Executives"), as well as the total annual compensation paid to each individual for the two previous fiscal years.

     Each of the persons listed has or had an employment contract with us calling for the payment of an annual bonus if certain performance standards are achieved. No bonus was paid in the years listed.

                           Summary Compensation Table




                                                                     Annual          Long-Term
                                                                  Compensation     Compensation
                                                                                   ------------
                                                                                    Securities
                                                                                     Underlying             All
                                                      Fiscal                          Optional             Other
            Name and Principal Position                Year      Salary ($) (1)       SARs (#)      Compensation ($)(1)
            ---------------------------                ----      --------------       --------      -------------------


Andreas Eder (2)                                       2000         143,801            280,000           41,664
   Chairman, President and Chief Executive             1999         115,041            200,000              0
   Officer; Head of Management Board of                1998         115,041            100,000              0
    Cybernet AG                                        1997          38,347               0                 0

Tristan Libisher (3)                                   2000         102,258            200,000           30,577
   Director, Co-Founder of Vianet and Member of        1999         102,258            200,000           35,791
   Management Board of Vianet                          1998          50,703               0                 0
                                                       1997           N/A                N/A               N/A

Bernd Buchholz (4)                                     2000         143,801            280,000           41,664
   Executive Vice President for Sales and              1999          19,174            200,000              0
   Marketing; Member of the Management Board of        1998           N/A                N/A               N/A
   Cybernet AG                                         1997           N/A                N/A               N/A

Paolo Vittorio di Fraia (5)                            2000          95,724            280,000           29,282
   Vice   President    International    and   Chief    1999           N/A                N/A               N/A
   Financial Officer; Managing Director - Italy        1998           N/A                N/A               N/A
                                                       1997           N/A                N/A               N/A




-----------------------

(1)  Indicated amounts are translated into U.S. Dollars at an exchange rate of
     1.95583 DM for each U.S. Dollar unless otherwise indicated.

(2) Mr. Eder became an executive officer of Cybernet in September 1997. As a result, the information presented for fiscal year 1997 represents payments made from September 1, 1997 through December 31, 1997. Mr. Eder is entitled to receive an annual salary of DM 300,000 or Euro 153,388.

(3) Mr. Libischer joined Cybernet in June 1998. The information presented for fiscal year 1998 represents payments made from June 1, 1998 through December 31, 1998. In 1999, Mr. Libischer is entitled to receive an annual salary of DM 200,000 or Euro 102,358 and a bonus of DM 70,000 or Euro 35,790.

(4) Mr. Buchholz joined the Company in November 1999. The information presented for fiscal year 1999 represents payments made from November 1, 1999 through December 31, 1999. Mr. Buchholz is entitled to receive an annual salary of DM 300,000 or Euro 153,388.

(5) Dr. Di Fraia joined the Company in June 2000. The information presented for fiscal 2000 represents payments made from June 1, 2000 through December 31, 2000. Dr. Di Fraia is entitled to receive an annual salary of DM 300,000 or Euro 153,388 and a bonus of DM 100,000 or Euro 51,129 if certain performance standards are achieved.

1998 Stock Incentive Plan

     The Company maintains the Cybernet Internet Services International, Inc. 1998 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors has reserved 4,000,000 shares of Common Stock for issuance pursuant to awards that may be made under the Incentive Plan, subject to adjustment as provided therein. The Incentive Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance units and phantom shares. For a description of the Incentive Plan, see "1998 Stock Incentive Plan" under Proposal 2 below.

Option Grants in Last Fiscal Year

     The following table provides information on options to purchase Common Stock that were granted to the Named Executives and directors during fiscal year 2000.

                                                                                             Potential Realizable Value at
                                                                                                Assumed Annual Rates of
                                                                                             Stock Price Appreciation for
                                    Individual Grants                                                 Option Term
-----------------------------------------------------------------------------------------    ------------------------------

                            Number of     Percent of Total
                           Securities      Options/SARs
                           Underlying        Granted to      Exercise
                          Options/SARs       Employees         Base
                             Granted         in Fiscal         Price        Expiration
         Name                  (#)              Year         ($/Share)         Date          5% ($)       10% ($)
  ---------------       ---------------   -----------------  ---------      -----------     -------      --------

Andreas Eder                 80,000            6.47%          $4.1926        8/31/10           0          28,592
  Chairman, President
  and Chief Executive
  Officer; Member of
  the Management Board
  of  Cybernet AG

Bernd Buchholz               80,000            6.47%          $4.1926        8/31/10           0          28,592
  Executive Vice
  President for Sales
  and Marketing;
  Member of the

  Management Board of
  Cybernet AG

Paolo V. Di Fraia           200,000           16.19%          $8.1949        05/31/10          0             0
  Chief Financial            80,000            6.47%          $4.1926        08/31/10          0          28,563
  Officer; Managing
  Director - Italy

Eckhard Freund               20,000            1.61%          $9.1074        04/28/10          0             0
  Vice President of          30,000            2.42%          $4.1926        08/31/10          0          10,722
  Operations

Robert Fratarcangelo          2,500            0.20%          $4.7777        07/31/10          0             0
 Secretary and Director

Dr. Hubert Besner             2,500            0.20%          $4.7777        07/31/10          0             0
 Director

G.W. Norman Wareham           2,500            0.20%          $4.7777        07/31/10          0             0
 Director


Employment and Severance Agreements

     Our executives officers are appointed by the Board of Directors and serve until their successors are elected or appointed. We have entered into employment agreements with each of the following officers and directors on the following material terms.

     Andreas Eder. On March 1, 1999, we entered into an employment agreement with Mr. Eder to serve as President and Chief Executive Officer. The agreement provides for a three-year term and an annual base salary of approximately $125,716 per year. It also permits Mr. Eder to earn an annual bonus of up to approximately $41,906 if certain performance standards established by the Compensation Committee are achieved. On June 9, 2000, we amended the agreement in order to increase Mr. Eder's annual base salary to $146,135 and the potential annual bonus to $48,712 (based on the exchange rate of 2.0529 Deutsche Marks for one U.S. Dollar, the exchange rate in place on June 9, 2000). We may terminate the agreement as a result of Mr. Eder's "disability" or for "cause."

     Upon Mr. Eder's death, we are obligated to pay to his estate an amount equal to his base salary for the period ended 12 months after his death. If Mr. Eder resigns or we terminate his employment as a result of Mr. Eder's "disability" or for "cause," we are obligated to pay his base salary through the date of termination.

     Under the agreement, "disability" is defined as (a) any mental or physical disability which the Board of Directors deems in good faith would preclude Mr. Eder from performing his duties; or (b) a mental or physical disability which lasts for a period of 60 consecutive days or for 90 days in any six-month period and which the Board of Directors elects to treat as permanent in nature. The agreement defines "cause" as any material breach of its terms by Mr. Eder or the commission of a felony or a crime involving moral turpitude.

     Tristan Libischer. On December 28, 1998, Vianet (a wholly-owned subsidiary of the Company) entered into an employment agreement with Mr. Libischer to serve as a member of the Management Board of Vianet. The agreement is for a five-year term beginning January 1, 1999, provides an annual base salary of approximately $100,573 and permits Mr. Libischer to earn an annual bonus of approximately $33,524 if certain performance standards established by the Management Board of Vianet are achieved.

     Vianet may terminate the agreement for "good cause." "Good cause" is defined as a gross breach of duty, the inability to properly conduct affairs of Vianet or a vote of no confidence at an annual meeting of Vianet.

     Mr. Libischer is not entitled to severance pay if his employment is terminated for good cause or if he resigns prematurely without the permission of the Management Board of Vianet. If Mr. Libischer is unable to perform his duties due to illness or accident, Vianet is required to pay Mr. Libischer his full base salary for a maximum of six months and 49% of his base salary for another three months. If Mr. Libischer leaves Vianet in the middle of a fiscal year, any bonus earned will be paid on a pro-rata basis.

     Bernd Buchholz. On November 1, 1999, we entered into an employment agreement with Mr. Buchholz to serve as Executive Vice President Sales and Marketing. The agreement provides for a three-year term and an annual base salary of approximately $120,734 and also permits Mr. Buchholz to earn an annual bonus of up to approximately $40,245 (based on the exchange rate of 1.8636 Deutsche Marks for one U.S. Dollar, the exchange rate in place on November 1,
1999) according to the bonus scheme, if any, as approved by the Board of Directors. On June 9, 2000, we amended the agreement in order to increase Mr. Buchholz's annual base salary to $146,135 and the potential annual bonus to $48,712 (based on the exchange rate of 2.0529 Deutsche Marks for one U.S. Dollar, the exchange rate in place on June 9, 2000). We may terminate the agreement as a result of Mr. Buchholz's "disability" or for "cause."

     Upon Mr. Buchholz's death, we are obligated to pay his estate an amount equal to his base salary for the period ended 12 months after his death. If Mr. Buchholz resigns or we terminate his employment as a result of Mr. Buchholz's "disability" or for "cause," we are obligated to pay his base salary through the date of termination.

     Under the agreement, "disability" is defined as (a) any mental or physical disability which the Board of Directors deems in good faith would preclude Mr. Eder from performing his duties; or (b) a mental or physical disability which lasts for a period of 60 consecutive days or for 90 days in any six-month period and which the Board of Directors elects to treat as permanent in nature.

The agreement defines "cause" as any material breach of its terms by Mr. Eder or the commission of a felony or a crime involving moral turpitude.

     Paolo di Fraia. On June 1, 2000, we entered into an employment agreement with Dr. di Fraia. Dr. di Fraia serves as Chief Financial Officer and the Vice President International and Managing Director of Cybernet Italia. The agreement provides for a one-year term and an annual base salary of approximately $142,803 and also permits Dr. di Fraia to earn an annual bonus of up to approximately $47,601 (based on the exchange rate of 2.1008 Deutsche Marks for one U.S. Dollar, the exchange rate in place on June 1, 2000) according to the bonus scheme, if any, as approved by the Board of Directors. We may terminate the agreement as a result of Dr. di Fraia's "disability" or for "cause."

     Upon Dr. di Fraia's death, we are obligated to pay his estate an amount equal to his base salary for the period ended 12 months after his death. If Dr. di Fraia resigns or we terminate his employment as a result of Dr. di Fraia's "disability" or for "cause," we are obligated to pay his base salary through the date of termination.

     Under the agreement, "disability" is defined as (a) any mental or physical disability which the Board of Directors deems in good faith would preclude Mr. Eder from performing his duties; or (b) a mental or physical disability which lasts for a period of 60 consecutive days or for 90 days in any six-month period and which the Board of Directors elects to treat as permanent in nature. The agreement defines "cause" as any material breach of its terms by Mr. Eder or the commission of a felony or a crime involving moral turpitude.

     Thomas Stoek. On January 1, 2001, we entered into an agreement with Mr. Stoek. Mr. Stoek serves as Vice President of Internet Data Centres. The agreement is for a three-year term and provides for a base salary of approximately DM 300,000 or Euro 153,388. The agreement also provides for a bonus of up to approximately DM 100,000 or Euro 51,129 if certain performance standards established by the Board of Directors are achieved. Mr. Stoek also received an option to purchase 150,000 shares of Common Stock pursuant to the Incentive Plan. In the event Mr. Stoek is unable to work due to illness or other reasons, the Company is obligated to pay Mr. Stoek his base salary for three months. In the event of Mr. Stoek's death, the company is obligated to pay Mr. Stoek's heirs his base salary for twelve months.

     Ferdinand Lietner. On July 1, 2001, we entered into an agreement with Mr. Leitner. Mr. Leitner serves as Chairman of the Board of Directors Austria. The agreement provides a base salary at the rate of Euro 100,000 per year. The agreement also provides a bonus up to Euro 50,000 per year in accordance with the bonus plan approved by the Board of Directors. In addition, Cybernet granted to Mr. Leitner options to purchase up to 80,000 shares of common stock of Cybernet on the terms and conditions of the Stock Option Plan issued by it. In addition and subject to certain milestones, Cybernet is obligated to grant to Mr. Lietner options to purchase up to 70,000 chares of common stock of Cybernet.

     Georg Chytil. On July 1, 2001, we entered into an agreement with Mr. Chytil. Mr. Chytil serves as Technical Director Austria. The agreement provides a base salary at the rate of Euro 86,920 per year. In addition, Mr. Chytil shall be entitled to receive a bonus up to Euro 35,790 per year in accordance with the bonus plan approved by the Board of Director. Furthermore, Cybernet grants options to purchase up to 80,000 shares of common stock of Cybernet, on the terms and conditions of the stock options plan issued by it. In addition and subject to certain milestones, Cybernet is obligated to grant Mr. Chytil options to purchase up to 40,000 shares of common stock of Cybernet.

Certain Transactions with Management

     Dr. Hubert Besner, a director of the Company, is a partner with the law firm of Besner Kreifels Weber, which represents the Company and to which the Company paid fees of approximately $237,710 during the last fiscal year.

     We provide Internet connectivity services to Cybermind Interactive Europe, AG ("Cybermind"), a principal stockholder of Cybernet, pursuant to a standard service contract. During the last fiscal year, Cybermind paid us approximately $59,121 (based on the exchange rate of $2,077 Deutche Marks for one U.S. dollar, the exchange rate in place on December 31, 2000) for such services. Holger Timm, one of our principal stockholders and a former director, is Chief Executive Officer and Head of the Managing Board, as well as the principal stockholder, of Cybermind.

Compensation Committee Report on Executive Compensation

     This report by the Compensation Committee of the Board of Directors discusses the Compensation Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Compensation Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal year 2000 and specifically reviews the compensation established for the Company's Chairman, President and Chief Executive Officer as reported in the Summary Compensation Table. Except for Mr. Fratarcangelo who was elected Secretary of the Company in May 1999, the Compensation Committee is composed entirely of nonemployee Directors of the Company.

     The Compensation Committee of the Board of Directors approves all policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee is composed of Dr. Besner and Messrs. Fratarcangelo and Wareham. Mr. Eder is the Chairman, President and Chief Executive Officer of the Company.

Compensation Philosophy

     The Company's executive compensation program has three objectives: (i) to align the interests of the executive officers with the interests of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance, (ii) to attract and retain highly talented and productive executives, and (iii) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

     The Compensation Committee reviews the Company's executive compensation program. In its review, the Compensation Committee assesses the competitiveness of the Company's executive compensation program and reviews the Company's financial performance for the previous fiscal year. In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives in the previous year and will consider the Company's overall performance objectives.

     Each element of the Company's executive compensation program is discussed below.

Base Salaries

     The Compensation Committee will annually review the base salaries of the Company's executive officers. The base salaries for certain of the Company's executive officers for fiscal years 1999 and 2000 are reflected in the Summary Compensation Table and were paid in accordance with the provisions of the employment agreements applicable to each of the Company's executive officers. The salaries of the Company's executive officers, who do not have employment agreements, will be set by the Compensation Committee based on its annual review. In addition to considering the factors listed in the foregoing section that support the Company's executive compensation program generally, the Compensation Committee will review the responsibilities of the specific executive position and the experience and knowledge of the individual in that position in setting the salary in a given executive's employment agreement or otherwise. In setting base salaries for employment agreements or otherwise, the Compensation Committee will also consider individual performance based upon a number of factors, including a measurement of the Company's historic and recent financial performance and the individual's contribution to that performance, the individual's performance on non-financial goals and other contributions of the individual to the Company's success, and will give each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

Incentive Compensation

     Bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company's financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement on behalf of the Company in the coming year. The Compensation Committee does not have a formula for determining bonus payments, but establishes general target bonus levels for executive officers at the beginning of the fiscal year based in relatively equal measures upon the Compensation Committee's subjective assessment of the Company's projected revenues and other operational and individual performance factors and may adjust these targets during the year. The bonuses to the executive officers are based on the achievement of annual goals, both quantitative, such as increase in revenues or number of customers, and qualitative such as successful integration of an acquisition or development of a new segment of customers. At the end of the year, the results of the Company and each department are compared to the set goals and recommendations are made to the Board of Directors with respect to the bonuses for each executive.

Long-Term Incentive Compensation

     The Company's long-term incentive compensation plan for its executive officers is based upon the Company's 1998 Stock Incentive Plan (the "Incentive Plan"). The Compensation Committee believes that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. In determining the number and terms of options to grant an executive, the Compensation Committee will primarily consider subjectively the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company.

Benefits

     The Compensation Committee believes the Company must offer a competitive benefits program to attract and retain key executives. The Company provides the same medical and other benefits to its executive officers that are generally available to its other employees.

Compensation of the Chief Executive Officer

     Mr. Eder has served as the Chief Executive Officer of the Company since September 1997. During the last fiscal year, Mr. Eder was paid a base salary of $143,801. In addition, during the last fiscal year, he received an option to purchase 80,000 shares of Common Stock at an exercise price of $4.192 per share. The criteria upon which Mr. Eder's compensation was determined is the same as that described above with regard to all of the other of the Company's executive officers.

             Submitted by the Compensation Committee of the Board of Directors.

                                                     Dr. Hubert Besner
                                                     Robert F. Fratarcangelo
                                                     G. W. Norman Wareham

Stock Return Performance Graph

     The following graph indicates the Company's cumulative total return to stockholders from March 31, 1999 (the effective date of the Company's registration of its Common Stock under Section 12 of the Exchange Act) through December 31, 2000, as compared to the cumulative total returns for the Neuer Markt 50 Index.

                     Comparison of Cumulative Total Returns
      Performance Graph for Cybernet Internet Services International, Inc.




                             [GRAPHIC REMOVED HERE]




                                           3/31/99     12/31/99    12/31/00
                                           -------     --------    --------

         Cybernet Internet Services         $100         $33          $5
            International, Inc.
         Neuer Markt 50 Index               $100         $132         $74

                  ------------------
                  * Assumes $100 invested in the Common Stock of the Company and in the Neuer Markt 50 Index on March 31, 1999. Assumes reinvestment of dividends, if any.

                                   PROPOSAL 2

               APPROVAL OF THE CYBERNET 1998 STOCK INCENTIVE PLAN

Background

     The Company's 1998 Stock Incentive Plan ("Incentive Plan") was approved by our Board of Directors and sole shareholder prior to the Company's reincorporation in Delaware in November 1998. On November 30, 1999, our Board of Directors approved an amendment to increase the total number of shares of Common Stock issuable under the Incentive Plan from 2,000,000 to 3,000,000. On February 22, 2001, our Board of Directors approved an amendment to increase the total number of shares of Common Stock issuable under the Incentive Plan from 3,000,000 to 4,000,000. We are now seeking stockholder approval of the Incentive Plan because such approval is required under the Internal Revenue Code to preserve incentive stock option treatment and will maximize the potential for deductions associated with any non-qualified options granted under the Incentive Plan. Under 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Approval of the amendment to the Incentive Plan and the Incentive Plan as amended requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and Series B Preferred Stock of the Company represented and entitled to vote at the Annual Meeting.

     The following description of the Incentive Plan is intended only as a summary and is qualified in its entirety by reference to the Incentive Plan.

Purpose

     The purposes of the Incentive Plan is to (a) provide incentive to officers and key employees of the Company and its affiliates to stimulate their efforts toward our continued success and to operate and manage the business in a manner that will provide for our long-term growth and profitability; (b) encourage stock ownership by our officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of stock, or to receive compensation which is based upon appreciation in the value of the stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

Stock Incentives

     The Incentive Plan permits us to make awards of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards and phantom shares.

Eligibility

     All officers, key employees and consultants of the Company and its affiliates designated by the Board of Directors of the Company to participate in the Incentive Plan are eligible to receive stock incentives under the Incentive Plan, except that only an incentive stock option may be granted to an employee of the Company and its subsidiaries. In the case of incentive stock options, the aggregate fair market value of stock underlying stock options intended to meet the requirements of Internal Revenue Code Section 422 that become exercisable during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000. If the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as non-qualified stock option(s).

Available Shares

     The Board of Directors has authorized and reserved 4,000,000 shares of Common Stock for issuance pursuant to stock incentives under the Incentive Plan. During the last fiscal year, the Compensation Committee granted stock options to purchase a total of 1,133,800 shares of Common Stock under the Incentive Plan (and 7,500 shares of Common Stock under the Directors' Plan). If a stock incentive expires, terminates or is cancelled, the unissued shares of Common Stock subject to the stock incentive will again be available under the Incentive Plan.

Administration

     The Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full authority in its discretion to determine the officers and key employees of the Company or its affiliates to whom stock incentives will be granted and the terms and provisions of stock incentives, subject to the Incentive Plan. The Compensation Committee has full and conclusive authority to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, to determine the terms and provisions of the stock incentive agreements, and to make all other determinations necessary or advisable for the proper administration of the Incentive Plan.

General Terms of all Stock Incentives

     The number of shares of Common Stock as to which a stock incentive may be granted will be determined by the Compensation Committee. To the extent required under Section 162(m) of the Internal Revenue Code for compensation to be treated as qualified performance based compensation, the maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any one year period to any employee may not exceed 100,000. Each stock incentive will either be evidenced by a stock incentive agreement or be made subject to the terms of a stock incentive program as the Compensation Committee may determine to be appropriate. Except as to incentive stock options, stock incentives are not transferable or assignable except by will or by the laws of descent and distribution.

Grants of Stock Options

     The Incentive Plan permits the grant of both incentive stock options and non-qualified stock options. Incentive stock options may only be granted to employees of the Company or any subsidiary. With respect to an incentive stock option, options may be made exercisable at a price no less than the fair market value of the Common Stock on the date that the option is awarded. With respect to each grant of an incentive stock option to a participant who is an over 10% owner, the exercise price may not be less than 110% of the fair market value on the date the option is granted.

     The term of incentive stock options granted to a participant who is not an over 10% owner is ten years after the date the option is granted. The term of incentive stock options granted to a participant who is an over 10% owner is five years after the date the option is granted. The term of any non-qualified stock option will be specified in the applicable stock incentive agreement.

     The option price upon exercise may be made in cash or any form or manner authorized by the Compensation Committee in the applicable stock incentive agreement. In its discretion, the Compensation Committee also may authorize Company financing to assist the participant with payment of the exercise price on such terms as may be offered by the Compensation Committee in its discretion.

     Subject to limited exceptions, options are forfeited upon termination of employment or service. Options are not assignable (except by will or the laws of descent and distribution).

Grants of Stock Incentives other than Stock Options

     Stock appreciation rights granted under the Incentive Plan may be granted separately or in connection with another stock incentive. A stock appreciation right entitles the participant to receive the excess of (a) the fair market value of a specified or determinable number of shares of Common Stock at the time of payment or exercise over (b) a specified or determinable price which, in the case of stock appreciation right granted in connection a stock option, may not be less than the exercise price for that number of shares subject to that stock option. The Compensation Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. A stock appreciation right granted in connection with a stock incentive may only be exercised to the extent that the related stock incentive has not been exercised, paid or otherwise settled. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

     Stock awards. The number of shares of Common Stock subject to the stock award and the restrictions and condition on such shares will be as the Compensation Committee determines. The Compensation Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of Common Stock awarded determined at the date of grant in exchange for the grant of a stock award, or may grant a stock award without the requirement of a cash payment.

     Dividend equivalent rights granted under the Incentive Plan entitles the participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Common Stock to Company stockholders of record during the period such rights are effective. The Compensation Committee may impose such restrictions and conditions on any dividend equivalent right as the Compensation Committee in its discretion shall determine. Payment of a dividend equivalent right may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value on the date of payment) or as the Compensation Committee may determine.

     Performance unit awards granted under the Incentive Plan entitles the participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units granted by the Compensation Committee. At the time of the grant, the Compensation Committee will determine the base value of each unit, the number of units subject to a performance unit award, the performance factors applicable to the determination of the ultimate payment value of the performance unit award and the period over which company performance shall be measured. Payment of a performance unit award may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value on the date of payment) or as the Compensation Committee may determine.

     Phantom shares granted under the Incentive Plan entitles the participant to receive, at a specified future date, payment of an amount equal to all or a portion of the fair market value of a specified number of shares of Common Stock at the end of a specified period. At the time of grant, the Compensation Committee will determine the factors which will govern any payment, and any performance criteria that must be satisfied as a condition to payment. Payment in respect of phantom shares may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value on the date of payment) or as the Compensation Committee may determine.

Recapitalizations and Reorganizations

     The Incentive Plan provides for appropriate adjustments of the number and kind of shares to be issued upon exercise of a stock incentive and of the exercise price or payment amount to reflect changes in the capital structure of the corporation, stock splits, recapitalizations, mergers and reorganizations.

Amendment or Termination of the Incentive Plan

     Although the Incentive Plan may be amended by the Board of Directors without stockholder approval, the Board of Directors also may condition any such amendment upon stockholder approval if stockholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws.

Benefits to Named Executive Officers and Others

     The following table sets forth information regarding stock incentives granted made under the Incentive Plan during fiscal years 1999 and 2000 to each of the Named Executives, all persons who serve as executive officers of the Company as a group, and all persons who are employees of the Company as a group.




                                                                 Number of                 Number of
                                                               Stock Options             Stock Options
                                                            Granted in Fiscal          Granted in Fiscal
                   Name and Position                            Year 1999                  Year 2000
                   -----------------                        -----------------          -----------------


Andreas Eder                                                      200,000                   80,000
  Chairman, President and Chief Executive Officer;
  Member of the Management Board of Cybernet AG

Bernd Buchholz                                                    200,000                   80,000
  Executive Vice President for Sales and Marketing;
  Member of the Management Board of Cybernet AG

Paolo V. Di Fraia                                                    0                     280,000
  Chief Financial Officer; Managing Director - Italy

Eckhard Freund                                                       0                      50,000
  Vice President of Operations

Robert Fratarcangelo                                               5,000                    2,500
  Secretary and Director

Tristan Libischer                                                 200,000                     0
  Director; Co-Founder of Vianet and Member of the
  Management Board of Vianet

Robert Eckert                                                     100,000                     0
  Former Chief Financial Officer and Treasurer

Alessandro Giacalone                                                 0                        0
  Former Director and Chief Operating Officer

       All Executive Officers as a Group                          705,000                  492,500

Hubert Besner                                                      5,000                     2,500
  Director



                                                                 Number of                 Number of
                                                               Stock Options             Stock Options
                                                            Granted in Fiscal          Granted in Fiscal
                   Name and Position                            Year 1999                  Year 2000
                   -----------------                        -----------------          -----------------

G.W. Norman Wareham                                                5,000                    2,500
  Director

       All Non-Executive Directors as a Group                     10,000                    5,000

       All Non-Executive Employees as a Group                    1,136,475                 643,800



Federal Income Tax Consequences for United States Persons

     Incentive Stock Options. An optionee who is a U.S. person will not recognize income upon the grant or exercise of an incentive stock option. Instead, the optionee will be taxed at the time he or she sells the stock purchased pursuant to the option. The optionee will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the optionee does not sell the stock within two years from the date of grant of the option and one year from the date the stock is transferred to the optionee, the gain will be a long-term capital gain, and the Company will not be entitled to a deduction. If the optionee sells the stock at a gain prior to that time, the difference between the amount the optionee paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount will be taxed as capital gain. If the optionee sells the stock for less than the amount he or she paid for it prior to the expiration of the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject an optionee to, or increase an optionee's liability for, the alternative minimum tax.

     Non-Qualified Stock Options. An optionee who is a U.S. person will not recognize income upon the grant of a non-qualified stock option under the Incentive Plan or at any time prior to the exercise of the option or a portion thereof. Generally, at the time the optionee exercises a non-qualified option or portion thereof, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying stock on the date the option is exercised over the option price of the stock and the Company will then entitled to a corresponding deduction. At that time, the Company will be subject to income tax withholding requirements and will have the right to require an optionee who is or was an employee of the Company to remit in cash to the Company an amount sufficient to satisfy any federal, state and local tax requirements prior to the delivery of any certificate or certificates for such shares of stock.

     A subsequent taxable disposition of the stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date of the option exercise and the amount realized on later disposition.

     Other Stock Incentives. A participant who is a U.S. person will not recognize income upon the grant of certain equity incentive such as a stock appreciation right, dividend equivalent right, performance unit award or phantom share. Generally, at the time a participant receives payment under any equity incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

     A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a participant so elects a the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income a that time and the Company also will be entitled to a corresponding deduction at that time.

     The foregoing is a summary discussion of certain U.S. Federal income tax consequences to certain participants under the Internal Revenue Code and should not be construed as legal, tax or investment advice. All Incentive Plan participants should consult their own tax advisors as to the specific tax consequences applicable to them, including federal, state, local and foreign tax laws.

Stockholder Approval

     The Board of Directors seeks stockholder approval because such approval is required under the Internal Revenue Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any non-qualified options granted under the Incentive Plan.

              The Board of Directors recommends that you vote "FOR"
            the approval of the Cybernet 1998 Stock Incentive Plan.


                                   PROPOSAL 3

                                 RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young Deutsche Allgemeine Treuhand AG served as the Company's independent auditors for the fiscal years ended December 31, 1999 and December 31, 2000. The Company has approved and engaged Ernst & Young Deutsche Allgemeine Treuhand AG to serve as the Company's auditors for fiscal year ending December 31, 2001. Representatives of Ernst & Young Deutsche Allgemeine Treuhand AG are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

            The Board of Directors recommends that you vote "FOR" the
          ratification of Ernst & Young Deutsche Allgemeine Treuhand AG
                    as the Company's independent accountants.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders who wish to submit a proposal for consideration at the 2002 Annual Meeting should submit the proposal in writing to the Company at the address set forth on page 1 of this Proxy Statement. A proponent of a proposal is required to have been a record or beneficial owner of at least 1% or $2,000 in market value of Common Stock of the Company for a period of at least one year and must continue to own such securities through the date on which the 2002 Annual Meeting is held. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within 21 days after receiving such request. Proposals must be received by the Company on or before December 28, 2001 for inclusion in next year's proxy materials. Stockholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act.

INCORPORATION BY REFERENCE

     We have incorporated by reference the financial statements and related disclosures contained in the Form 10-K filed with the SEC on April 2, 2001 and the Form 10-Q filed with the SEC on May 14, 2001. The Annual Report to Shareholders for 2000 is included with this Proxy Statement and contains the financial statements and related disclosures of the Form 10-K. A copy of the Form 10-Q is also included in the same package as this Proxy Statement.

OTHER MATTERS

     The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

EXPENSES OF SOLICITATION

     The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to stockholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram.

                                     By Order of the Board of Directors

                                     /s/ Andreas Eder

                                     Andreas Eder
                                     President and Chief Executive Officer

Munich, Germany
August 17, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE 2001 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

                  CYBERNET INTERNET SERVICES INERNATIONAL, INC.
                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 9, 2001

The undersigned stockholder of Cybernet Internet Services International, Inc. (the "Company") hereby appoints Mr. Andreas Eder and Dr. Hubert Besner as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Meeting") to be held at the Kuenstlerhaus Muenchen, Lenbachplatz 8, Munich, Germany on Tuesday, October 9, 2001 at 11:00 a.m., local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

PROPOSAL 1: To elect the Class B director nominee and Class C director nominees listed at right:

Class B Nominee:           Mr. G.W. Norman Wareham
Class C Nominees:          Mr. Andreas Eder
                           Mr. Paolo di Fraia

     FOR all nominees
-----                                          WITHHOLD authority to
listed above (except as                   -----
indicated to the                          vote for all nominees
contrary below).                          listed at right.


INSTRUCTION:      To withhold authority for any individual nominee, mark "FOR"
above, and write that nominee's name in the space below:

--------------------------------------------------------------------------------

PROPOSAL 2:       To approve the Cybernet 1998 Stock Incentive Plan:


_______ FOR   ______ AGAINST   _______ ABSTAIN


PROPOSAL 3: To ratify the appointment of Ernst & Young Deutsche Allemeine Treuhand AG as corporate auditors for the 2000 and 2001 calendar years:

_______ FOR   ______ AGAINST   _______ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3. This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR Proposal 1, Proposal 2, and Proposal 3.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

PLEASE RETURN PROXY AS SOON AS POSSIBLE


Dated: _________________, 2001
(Be sure to date your Proxy)


------------------------------
Name(s) of Stockholder(s)

-
------------------------------
Signature(s) of Stockholder(s)

NOTE: If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.